Exhibit 99.1

Driven Brands Holdings Inc. Reports Second Quarter Results

—Revenue increased 19% powered by 8% same-store sales growth and 7% net store growth—

—Net Income increased to $38 million vs a Net Loss of $57 million in prior year—

— Adjusted EBITDA1 increased 12% to $151 million—

—Updates Full Year 2023 Guidance—

Charlotte, N.C. (August 2, 2023) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the second quarter ended July 1, 2023.

For the second quarter, Driven Brands delivered revenue of $606.9 million, up 19 percent versus the prior year. System-wide sales were $1.7 billion, up 18 percent versus the prior year driven by 8 percent same-store sales growth and 7 percent net store growth. The company added 74 new stores in the quarter.

Net Income increased to $37.7 million or $0.22 per diluted share versus a Net Loss in the prior year. Adjusted Net Income1 decreased 18 percent to $49.1 million or $0.29 per diluted share1, and Adjusted EBITDA1 increased 12 percent to $151.0 million. Cash provided by operating activities for the six months ended July 1, 2023, was $114.6 million compared to $75.4 million in the prior year.

“The power of our portfolio approach continues to be evident, as our needs-based businesses helped us deliver a solid quarter despite the performance of our Car Wash segment, which has been impacted by softer consumer demand, and our U.S. glass business, which has been impacted by integration delays. While we continued to deliver positive same-store sales growth and net store growth in both the quarter and the first half, we are updating our full-year guidance to reflect these weaker than anticipated performances,” said Jonathan Fitzpatrick, President and Chief Executive Officer. “I remain confident in Driven’s mid- and long-term strategy and in achieving our long-term Adjusted EBITDA target of at least $850 million by the end of 2026.”

Second Quarter 2023 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$484.6	1,694	10.2%	$242.3	$85.8
Car Wash	163.2	1,131	(4.0)%	164.8	43.3
Paint, Collision & Glass	892.5	1,905	12.2%	133.2	41.2
Platform Services	118.7	208	(11.3)%	57.3	22.5
Corporate / Other	N/A	N/A	N/A	9.3

Total	$1,659.0	4,938	7.6%	$606.9

Capital and Liquidity

The Company ended the second quarter with total liquidity of $492.6 million consisting of $212.1 million in cash and cash equivalents, and $280.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135.0 million Series 2022 Class A-1 Notes that expand its variable funding note borrowing capacity when the Company elects to exercise it, assuming certain conditions continue to be met.

Fiscal Year 2023 Guidance

Based on weaker than anticipated performance in the Car Wash segment and U.S. glass business, the Company is updating its guidance for fiscal year 2023.

	Prior Guidance	Updated Guidance
Revenue	$2.35 billion	$2.30 billion
Adjusted EBITDA[1]	$590 million	$535 million
Adjusted EPS[1]	$1.21	$0.92

Note: The Company has not included future M&A in its guidance for fiscal year 2023.

[1]

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call

Driven Brands will host a conference call to discuss second quarter 2023 results today, Wednesday, August 2, 2023, at 8:30am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until October 31, 2023.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,900 locations across 14 countries, and services over 70 million vehicles annually. Driven Brands’ network generates approximately $2.2 billion in annual revenue from more than $6.1 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Shareholder/Analyst inquiries:

Dawn Francfort

ICR, Inc.

investors@drivenbrands.com

(203) 682-8200

Media inquiries:

Taylor Blanchard

taylor.blanchard@drivenbrands.com

(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
(in thousands, except per share amounts)	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Revenue:
Franchise royalties and fees	$49,805	$44,850	$93,320	$82,738
Company-operated store sales	394,578	323,885	770,644	616,276
Independently-operated store sales	61,533	54,942	114,065	118,031
Advertising contributions	24,749	22,091	46,426	41,789
Supply and other revenue	76,186	62,856	144,863	118,113

Total revenue	606,851	508,624	1,169,318	976,947

Operating expenses:
Company-operated store expenses	257,040	192,939	500,449	370,806
Independently-operated store expenses	31,958	28,843	61,322	62,142
Advertising expenses	24,749	22,091	46,426	41,789
Supply and other expenses	42,106	35,800	79,372	68,574
Selling, general and administrative expenses	96,815	97,977	209,143	190,197
Acquisition costs	3,750	3,338	5,597	7,656
Store opening costs	1,377	666	2,402	1,172
Depreciation and amortization	45,419	38,087	83,617	71,110
Trade name impairment	—	125,450	—	125,450
Asset impairment charges and lease terminations	6,044	(882)	6,211	16

Total operating expenses	509,258	544,309	994,539	938,912

Operating income (loss)	97,593	(35,685)	174,779	38,035

Other expenses, net:
Interest expense, net	40,871	26,270	79,012	51,623
(Gain) loss on foreign currency transactions, net	(1,302)	13,937	(2,977)	14,908

Total other expenses, net	39,569	40,207	76,035	66,531

Net income (loss) before taxes	58,024	(75,892)	98,744	(28,496)
Income tax expense	20,275	(18,848)	31,246	(5,880)

Net income (loss)	37,749	(57,044)	67,498	(22,616)
Net income (loss) attributable to non-controlling interests	—	—	—	(15)

Net income (loss) attributable to Driven Brands Holdings Inc.	$37,749	$(57,044)	$67,498	$(22,601)

Earnings (loss) per share:
Basic	$0.23	$(0.34)	$0.41	$(0.14)

Diluted	$0.22	$(0.34)	$0.40	$(0.14)

Weighted average shares outstanding:
Basic	162,911	162,781	162,848	162,772
Diluted	166,888	162,781	166,882	162,772

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$212,123	$227,110
Restricted cash	657	792
Accounts and notes receivable, net	200,377	179,888
Inventory	83,036	72,040
Prepaid and other assets	52,353	40,084
Income tax receivable	14,344	15,075
Advertising fund assets, restricted	51,210	36,421

Total current assets	614,100	571,410
Other assets	36,923	30,561
Property and equipment, net	1,677,804	1,545,738
Operating lease right-of-use assets	1,449,708	1,299,189
Deferred commissions	6,400	7,121
Intangibles, net	755,990	765,903
Goodwill	2,299,953	2,277,065
Deferred tax assets	3,030	2,911

Total assets	$6,843,908	$6,499,898

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$81,751	$60,606
Accrued expenses and other liabilities	311,352	317,318
Income tax payable	3,145	4,454
Current portion of long-term debt	32,044	32,986
Income tax receivable liability	53,781	53,328
Advertising fund liabilities	36,910	36,726

Total current liabilities	518,983	505,418
Long-term debt	2,779,511	2,705,281
Deferred tax liabilities	297,884	276,749
Operating lease liabilities	1,320,670	1,177,501
Income tax receivable liability	117,915	117,915
Deferred revenue	31,132	30,046
Long-term accrued expenses and other liabilities	30,155	33,419

Total liabilities	5,096,250	4,846,329

Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 167,366,561 and 167,404,047 shares outstanding; respectively	1,674	1,674
Additional paid-in capital	1,637,945	1,628,904
Retained earnings	152,293	84,795
Accumulated other comprehensive loss	(44,898)	(62,435)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,747,014	1,652,938

Non-controlling interests	644	631

Total shareholders’ equity	1,747,658	1,653,569

Total liabilities and shareholders’ equity	$6,843,908	$6,499,898

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(in thousands)	July 1, 2023	June 25, 2022
Net income (loss)	$67,498	$(22,616)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,617	71,110
Trade name impairment	—	125,450
Equity-based compensation expense	7,049	6,851
(Gain) loss on foreign denominated transactions	(1,723)	14,908
(Gain) loss on foreign currency derivatives	(1,254)	—
Loss (gain) on sale of businesses, fixed assets, and sale-leaseback transactions	(12,230)	(9,059)
Amortization of interest rate hedge	(1,039)	—
Bad debt expense	602	936
Asset impairment costs	6,211	16
Amortization of deferred financing costs and bond discounts	4,343	4,565
Provision (benefit) for deferred income taxes	18,812	(31,908)
Other, net	9,641	9,681
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(30,373)	(59,579)
Inventory	(11,108)	(6,899)
Prepaid and other assets	(7,894)	(19,082)
Advertising fund assets and liabilities, restricted	(8,768)	(1,321)
Other Assets	(25,456)	(1,882)
Deferred commissions	330	(178)
Deferred revenue	1,585	497
Accounts payable	16,231	20,209
Accrued expenses and other liabilities	(1,171)	(45,950)
Income tax receivable	(320)	19,640

Cash provided by operating activities	114,583	75,389

Cash flows from investing activities:
Capital expenditures	(320,071)	(148,763)
Cash used in business acquisitions, net of cash acquired	(44,868)	(394,388)
Proceeds from sale-leaseback transactions	143,622	56,083
Proceeds from sale or disposal of businesses and fixed assets	217	2,183

Cash used in investing activities	(221,100)	(484,885)

Cash flows from financing activities:
Repayment of long-term debt	(13,961)	(9,682)
Proceeds from revolving lines of credit and short-term debt	230,000	105,000
Repayments of revolving lines of credit and short-term debt	(120,000)	—
Repayment of principal portion of finance lease liability	(1,889)	(1,156)
Stock option exercises	1,758	—
Other, net	(64)	152

Cash provided by financing activities	95,128	94,314

Effect of exchange rate changes on cash	2,087	(4,454)

Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(9,302)	(319,636)

Cash and cash equivalents, beginning of period	227,110	523,414
Cash included in advertising fund assets, restricted, beginning of period	32,871	38,586
Restricted cash, beginning of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	260,773	562,792

Cash and cash equivalents, end of period	212,123	197,853
Cash included in advertising fund assets, restricted, end of period	38,691	44,511
Restricted cash, end of period	657	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$251,471	$243,156

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Guidance

Driven Brands includes Adjusted EBITDA and Adjusted EPS in the Company’s Fiscal Year 2023 Guidance. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income attributable to Driven Brands Holdings Inc. (“Adjusted Net Income”) and Adjusted diluted earnings per share attributable to Driven Brands common stockholders (“Adjusted Earnings Per Share”) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted Earnings Per Share afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three and six months ended July 1, 2023, compared to the three and six months ended June 25, 2022.

Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three months ended		Six months ended
(in thousands, except per share amounts)	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net income (loss)	$37,749	$(57,044)	$67,498	$(22,616)
Acquisition related costs(a)	3,750	3,338	5,597	7,656
Non-core items and project costs, net(b)	2,803	1,719	4,627	2,585
Straight-line rent adjustment(c)	4,638	4,217	9,003	8,310
Equity-based compensation expense(d)	4,485	4,233	7,049	6,851
Foreign currency transaction (gain) loss, net(e)	(1,302)	13,937	(2,977)	14,908
Trade name impairment(f)	—	125,450	—	125,450
Asset sale leaseback loss (gain), impairment and closed store expenses(g)	(7,680)	(5,938)	(5,836)	(6,062)
Amortization related to acquired intangible assets(h)	8,276	5,930	14,312	11,072
Provision for uncertain tax positions(i)	—	—	—	76

Adjusted net income before tax impact of adjustments	52,719	95,842	99,273	148,230
Tax impact of adjustments(j)	(3,577)	(36,184)	(7,790)	(40,796)

Adjusted net income	49,142	59,658	91,483	107,434

Net loss attributable to non-controlling interest	—	—	—	(15)

Adjusted Net Income attributable to Driven Brands Holdings Inc.	$49,142	$59,658	$91,483	$107,419

Adjusted Earnings Per Share
Basic[1]	$0.30	$0.36	$0.55	$0.65
Diluted[1]	$0.29	$0.35	$0.54	$0.63
Weighted average shares outstanding
Basic	162,911	162,781	162,848	162,772
Diluted	166,888	166,659	166,882	166,692

(1)

Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculation was $1 million and $2 million for the three and six months ended July 1, 2023, respectively, and Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was $1 million and $2 million for the three and six months ended July 1, 2023, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three and six months ended July 1, 2023, compared to the three and six months ended June 25, 2022.

Net Income (Loss) to Adjusted EBITDA Reconciliation (Unaudited)

	Three months ended		Six months ended
(in thousands)	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net income (loss)	$37,749	$(57,044)	$67,498	$(22,616)
Income tax expense (benefit)	20,275	(18,848)	31,246	(5,880)
Interest expense, net	40,871	26,270	79,012	51,623
Depreciation and amortization	45,419	38,087	83,617	71,110

EBITDA	144,314	(11,535)	261,373	94,237

Acquisition related costs(a)	3,750	3,338	5,597	7,656
Non-core items and project costs, net(b)	2,803	1,719	4,627	2,585
Straight-line rent adjustment(c)	4,638	4,217	9,003	8,310
Equity-based compensation expense(d)	4,485	4,233	7,049	6,851
Foreign currency transaction (gain) loss, net(e)	(1,302)	13,937	(2,977)	14,908
Trade name impairment(f)	—	125,450	—	125,450
Asset impairment and closed store expenses(g)	(7,680)	(5,938)	(5,836)	(6,062)

Adjusted EBITDA	$151,008	$135,421	$278,836	$253,935

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

(a)

Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b)

Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs.

(c)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
(d)	Represents non-cash equity-based compensation expense.
(e)

Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans, which are partially offset by unrealized gains and losses on remeasurement of cross currency swaps and forward contracts.

(f)	Relates to an impairment of certain Car Wash trade names as the Company elected to discontinue their use.
(g)

Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed locations, and lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

(h)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the unaudited consolidated statements of operations.
(i)	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
(j)

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION

(UNAUDITED)

	Three months ended		Six months ended
(in thousands)	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Segment Adjusted EBITDA:
Maintenance	$85,753	$64,076	$158,739	$116,561
Car Wash	43,263	53,677	87,572	109,397
Paint, Collision & Glass	41,249	32,916	76,961	61,928
Platform Services	22,537	20,541	39,567	34,706
Corporate and other	(40,417)	(35,205)	(81,601)	(67,485)
Store opening costs	(1,377)	(666)	(2,402)	(1,172)

Adjusted EBITDA	$151,008	$135,339	$278,836	$253,935

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended July 1, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$278,951	$—	$806,420	$117,548	$1,202,919
Company-operated stores	205,673	101,615	86,110	1,180	394,578
Independently operated Stores	—	61,533	—	—	61,533

Total System-wide Sales	$484,624	$163,148	$892,530	$118,728	$1,659,030

Store Count (in whole numbers)
Franchise stores	1,084	—	1,657	207	2,948
Company-operated stores	610	415	248	1	1,274
Independently operated Stores	—	716	—	—	716

Total Store Count	1,694	1,131	1,905	208	4,938

	Three months ended June 25, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$230,505	$—	$672,616	$129,928	$1,033,049
Company-operated stores	168,648	101,796	52,049	1,392	323,885
Independently operated Stores	—	54,942	—	—	54,942

Total System-wide Sales	$399,153	$156,738	$724,665	$131,320	$1,411,876

Store Count (in whole numbers)
Franchise stores	1,001	—	1,611	201	2,813
Company-operated stores	558	356	160	1	1,075
Independently operated Stores	—	718	—	—	718

Total Store Count	1,559	1,074	1,771	202	4,606

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Six months ended July 1, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$525,634	$—	$1,544,983	$206,651	$2,277,268
Company-operated stores	400,933	204,061	163,589	2,061	770,644
Independently operated Stores	—	114,065	—	—	114,065

Total System-wide Sales	$926,567	$318,126	$1,708,572	$208,712	$3,161,977

Store Count (in whole numbers)
Franchise stores	1,084	—	1,657	207	2,948
Company-operated stores	610	415	248	1	1,274
Independently operated Stores	—	716	—	—	716

Total Store Count	1,694	1,131	1,905	208	4,938

	Six months ended June 25, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$430,789	$—	$1,291,585	$219,570	$1,941,944
Company-operated stores	325,476	196,291	91,965	$2,544	616,276
Independently operated Stores	—	118,031	—	—	118,031

Total System-wide Sales	$756,265	$314,322	$1,383,550	$222,114	$2,676,251

Store Count (in whole numbers)
Franchise stores	1,001	—	1,611	201	2,813
Company-operated stores	558	356	160	1	1,075
Independently operated Stores	—	718	—	—	718

Total Store Count	1,559	1,074	1,771	202	4,606